UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2010

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2010, TranSwitch Corporation, a Delaware corporation (the “Company”), agreed to amend (the “Amendment”) its Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Seaside 88, LP, a Florida limited partnership (“Seaside”), dated December 31, 2009, relating to the offering and sale (the “Offering”) of up to 1,950,000 shares of the Company’s common stock, par value $0.001 per share.  The Amendment provides that the Company may, upon ten days’ prior written notice to Seaside, terminate the Common Stock Purchase Agreement at any time after the eleventh subsequent closing (i.e., after twelve closings).  The terms of the Common Stock Purchase Agreement are more fully described in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 4, 2010.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment dated March 17, 2010 to the Common Stock Purchase Agreement dated December 31, 2009 by and between TranSwitch Corporation and Seaside 88, LP.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

March 22, 2010	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Amendment dated March 17, 2010 to the Common Stock Purchase Agreement dated December 31, 2009 by and between TranSwitch and Seaside 88, LP.